UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

Alpha Pro Tech, Ltd.
(Exact name of registrant as specified in its charter)

Delaware, U.S.A.	01-15725	63-1009183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Centurian Drive, Suite 112
Markham, Ontario, Canada	L3R 9R2
(Address of principal executive offices)	(Zip Code)

       Registrant’s telephone number, including area code: (905) 479-0654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	APT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2022, Alpha Pro Tech, Ltd. (the “Company”) notified the New York Stock Exchange (“NYSE”) that the Company was no longer in compliance with the NYSE’s continued listing requirements set forth in Part 8 of the NYSE American Company Guide (the “Company Guide”). Specifically, following the passing of Mr. Russell Manock, a director of the Company, on December 18, 2022, the Audit Committee of the Board of Directors (the “Board”) of the Company was no longer compliant with Section 803B(2)(a)(iii) of the Company Guide as it did not have a financially sophisticated audit committee member. The Company has until the earlier of its next annual shareholders’ meeting or December 18, 2023 to regain compliance with the audit committee composition requirements contained in the Company Guide, and the Board intends to regain compliance with such requirements prior to such deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: December 28, 2022	By:	/s/ Colleen McDonald
Colleen McDonald
Chief Financial Officer